Exhibit 10.1

SERVICE AGREEMENT

THIS SERVICE AGREEMENT (the "Agreement") is made and entered into this 1st day of May, 2013 ("Effective Date") by and between PowerMedChairs, a Nevada corporation ("PMC"), and A&A Medical Supply, LLC, an Ohio limited liability company ("A&A").

RECITALS

A. A&A is engaged in the business of marketing, selling, and repairing medical supplies, including wheelchairs and related wheelchair accessories.

B. PMC, is a newly formed Nevada corporation, in the business of re-building wheelchairs in disrepair.

C. A&A desires to grant to PMC the rights, during the term of this Service Agreement, to re-build wheelchairs in disrepair that are returned to A&A.

D. The parties desire to set forth this Agreement in writing.

NOW THEREFORE, in consideration of the mutual covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the parties agree as follows:

1. Rebuilding Wheelchairs in Disrepair.

(a) Subject to all of the terms and conditions of this Agreement, PMC shall have the right of first refusal to rebuild any wheelchairs returned to A&A.

(b) PMC shall provide overall quality control, logistics in ordering the replacement components, the management and administrative duties with respect to rebuilding wheelchairs.

(c) PMC will be compensated for its services pursuant to this Section 1 as described in Section 2.

(d) Subject to the terms and conditions of this Agreement, A&A shall provide PMC with wheelchairs in need of repair and provide PMC the specifications to rebuild the wheelchair for A&A client.

(e) The wheelchairs must meet the specifications to qualify for Medicare/insurance reimbursement.

2. Compensation. A&A shall compensate PMC as follows:

(a) When the wheelchairs are rebuilt to the satisfaction of A&A, PMC will bill A&A for parts and labor.

(b) Upon receipt of the PMC invoice, A&A will have the following terms: 2% discount if paid in 10 days, net 31 days.

3. Term and Termination.

(a) The initial term of this Agreement shall commence as of the date first written above and shall terminate on December 31, 2015 (the "Initial Term"). This Agreement shall automatically renew for up to two renewal terms of three years each unless A&A notifies PMC or PMC notifies A&A in writing of its intent not to renew at least three, but not more than 12, months prior to the termination of the initial term or the then-current renewal term.

(b) At least three months prior to the end of the Initial Term, A&A may notify PMC that it intends to renegotiate, price or source services as provided in Sections 1 and 2 from a person other than PMC. In such event, A&A and PMC agree that any new proposals from third parties will be based on experience, resources, pricing, credit, term and capabilities. PMC shall have a right of first refusal to match any bona fide bid accepted by A&A. PMC shall receive payment in full for all monies owed it by A&A, including but not limited to receivables, reimbursement for wheelchairs parts and labor expenses.

(c) Either PMC or A&A may terminate this Agreement on 60-days prior written notice to the other party based on a material breach of this Agreement by the non-terminating party, unless such breach is cured within such 60-day period or, in the event of a non-monetary breach which cannot reasonably be cured within 60 days, that the breaching party commences within such 60-day period steps calculated to cure the breach as soon as practicable and the cure is completed within 90 days.

4. Representations and Warranties.

(a) PMC warrants to A&A and A&A warrants to PMC that (i) it is an entity duly organized, valid, existing and in good standing under the laws of the state, province or country of its incorporation or establishment and has the corporate or equivalent power to own its assets and properties and to carry on its business as now being conducted; (ii) its obligations hereunder shall be performed in full compliance with the all applicable determinations of any governmental authority and all applicable federal, state or local laws, statutes, ordinances, rules, regulations and orders ("Applicable Laws"); (iii) it will cooperate with the other, as necessary, to remain in full compliance with the Applicable Laws; (iv) the execution, delivery and performance of this Agreement have been duly authorized, do not violate its certificate of incorporation, by-laws or similar governing instruments or Applicable Law and do not, and with the passage of time will not, materially conflict with or constitute a breach under any other agreement, judgment or instrument to which it is a party or by which it is bound; and (v) this Agreement is the legal, valid and binding obligation of such party, enforceable in accordance with its terms.

5. Indemnification.

(a) PMC will defend, indemnify and hold harmless A&A and its employees, directors, officers and agents against any third party allegations, demands, suits, investigations, causes of action, proceedings or other claims ("Third Party Claims") and from all damages, liabilities, judgments, costs and expenses (including attorneys' fees and costs) and other such losses ("Losses") which are based on, and send arise in connection with such Third Party Claims to the extent based on, any of the following: (i) any failure of PMC to comply with any Applicable Law; or (ii) any other breach of PMC's obligations under this Agreement, including, without limitation, any representations or warranties of PMC.

(b) A&A will defend, indemnify and hold harmless PMC and its employees, directors, officers and agents against any Third Party Claims (as defined above) and any Losses (as defined above) which are based on and arise in connection with such Third Party Claims and to the extent based on, any of the following: (i) any negligent act or omission by A&A relating to A&A's design and specifications for the Product or marketing and promotion of the Product; (ii) any failure of A&A to comply with any Applicable Law; (iii) any other breach of A&A's obligations under this Agreement, including any representations or warranties of A&A; (iv) the Product infringing upon any intellectual property rights of a third party, including, without limitation, patent, copyright, trade secret, trademark, etc.; or (v) allegation of illness, personal injury or death caused by the Product or any other product liability claim related to the Product which results from the design or specifications provided by A&A.

6. Related Party Transaction.

The Parties recognize that this is a related party transaction, in that the President of PMC is the CEO of A&A. The owners of A&A are the parents of the President of PMC.

7. Miscellaneous.

(a) Assignment. This Agreement shall be binding upon the parties and their respective successors and assigns. Neither party may assign this Agreement in whole or in part without the other party's prior written consent, which consent shall not be unreasonably withheld or delayed. PMC may delegate performance of its obligations hereunder to one or more third parties.

(b) Acknowledgement of Ownership. The parties acknowledge that A&A is owned by the parents, whose son is the majority owner of PMC.

(c) Notices. All notices hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by document, overnight delivery service or, to the extent receipt is confirmed, faxed to the appropriate address or at such other address and to the attention of such other person as either party may designate by written notice to the other.

(d) Governing Law, Dispute Resolution. This Agreement shall be governed by and construed by the laws of the State of Ohio, disregarding the conflicts of laws provisions thereof. Any claim, dispute or controversy arising out of, or relating to any section of this Agreement or the making, performance, or interpretation of the rights and obligations explicitly set forth in this Agreement shall, upon the election by written notice of either party, be settled on an expedited basis by binding arbitration in Ohio before a single arbitrator mutually agreeable to the parties, or if no agreement is reached, before a single arbitrator from the American Arbitration Association selected in accordance with its rules then in effect, which arbitration shall be conducted in accordance with such rules, and judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of controversy.

(e) Attorneys' Fees. In the event of any litigation concerning any controversy, claim or dispute among the parties hereto, arising out of or relating to this Agreement or the breach hereof, or the interpretation hereof, the prevailing party shall be entitled to recover from the losing party reasonable expenses, attorneys' fees, and costs incurred therein or in the enforcement or collection of any judgment or award rendered therein.

(f) Amendment and Waiver. Except as otherwise expressly provided herein, any provision of this Agreement may be amended only with the written consent of the parties. No term or provision of this Agreement shall be deemed waived unless such waiver shall be in writing and signed by the party making such waiver. Any waiver of a particular breach of this Agreement shall not constitute a waiver of any other breach, nor shall any waiver be deemed a continuing waiver unless it so states expressly.

(g) Entire Agreement; Severability. This Agreement supersedes all proposals and term sheets, oral or written, all negotiations, conversations or discussions between or among parties relating to the subject matter hereof and all past dealing or industry custom. If any provision of this Agreement is held to be illegal or unenforceable, that provision shall be limited or eliminated to the minimum necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

(h) Survival of Obligations. The obligations of confidentiality and exclusivity arising under this Agreement are intended to survive any termination of this Agreement.

(i) Counterparts. This Agreement may be executed in one or more counterparts each of which shall be deemed to be an original, and all of which together shall constitute one and the same Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

PowerMedChairs

a Nevada corporation

By: /s/ Anton Yeranossian

Anton Yeranossian

President

A&A MEDICAL SUPPLY LLC,

An Ohio Limited Liability Company

By: /s/ Frounz Yeranossian

Frounz Yeranossian

Member